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Shareholder Meeting (Unaudited)

On November 22, 2000, a shareholder meeting was held at which the following
Trustees were elected and proposals were approved by shareholders, as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:
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

Proposal No. 1
The election of twelve persons named below to serve as Trustee of the Fund until their successors are elected and shall qualify.

Nominee                                     For                        Withheld                  Total(1)
William L. Armstrong                        117,106,869                3,685,385                 120,792,254
Robert G. Avis                              116,677,626                4,114,628                 120,792,254
George C. Bowen                             117,011,479                3,780,775                 120,792,254
Edward L. Cameron                           117,043,589                3,748,665                 120,792,254
Jon S. Fossel                               116,784,946                4,007,308                 120,792,254
Sam Freedman                                116,754,859                4,037,395                 120,792,254
Raymond J. Kalinowski                       116,566,107                4,226,147                 120,792,254
C. Howard Kast                              116,413,587                4,378,667                 120,792,254
Robert M. Kirchner                          116,625,866                4,166,388                 120,792,254
Bridget A. Macaskill                        116,803,362                3,988,892                 120,792,254
F. William Marshall                         116,793,542                3,988,712                 120,792,254
James C. Swain                              116,778,857                4,013,397                 120,792,254

                         For                        Against                      Abstain                   Total
Proposal No. 2
Ratification of the selection of Deloitte & Touche LLP as independent auditors for the Fund for the fiscal year beginning September 1, 2000.
                         112,666,527                1,821,095                    6,304,633                 120,792,255


                          For                    Against                  Withheld               Broker Non-Votes      Total
Proposal No. 3a
Approval to eliminate the Fund's fundamental policy on purchasing securities on margin and engaging in short sales.
                          84,991,078             16,882,080                9,252,248             9,666,849             120,792,255

Proposal No. 3b
Eliminate the Fund's fundamental policy on investing in warrants and rights.
                          86,544,790             14,139,188               10,441,428             9,666,849             120,792,255

Proposal No. 3c
Eliminate the Fund's fundamental policy on purchasing securities of issuers in which officers or trustees have an interest.
                          83,020,896             19,232,025                8,872,484             9,666,850             120,792,255

Proposal No. 3d
Eliminate the Fund's fundamental policy on buying securities from or selling securities to any officer or trustee of the Fund or Manager.
                          81,070,634             21,088,983                8,965,789             9,666,849             120,792,255

Proposal No. 3e
Eliminate the Fund's fundamental policy on investing in unseasoned issuers.
                          82,836,995             18,209,536               10,078,874             9,666,850             120,792,255

Proposal No. 3f
Eliminate the Fund's fundamental policy on investing in a company for the purpose of acquiring control.
                          87,273,634             14,498,183                9,353,589             9,666,849             120,792,255

Proposal No. 3g
Eliminate the Fund's fundamental policy on maintaining the Fund's business as an investment company.
                          85,977,694             15,553,801                9,593,911             9,666,849             120,792,255

Proposal No. 3h
Eliminate the Fund's fundamental policy on acceptance of share purchase price.
                          87,766,399             11,740,258               11,618,748             9,666,850             120,792,255

Proposal No. 4
Approval of changes to four of the Fund's fundamental investment restrictions to permit the Fund to participate in an inter-fund lending arrangement.
                          86,742,257             13,809,453               10,573,696             9,666,849             120,792,255

Proposal No. 5
Approval of authorizing the Trustees to adopt an Amended and Restated
Declaration of Trust.
                          89,394,751             10,451,012               11,279,642             9,666,850             120,792,255
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1.   Due to rounding with respect to the number of shares voted for each
     Trustee, the aggregate total of the "For" and "Withheld" columns will differ by one (1) full share from the total of shares voted overall.